UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 786-3163

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On March 31, 2015, The Grilled Cheese Truck, Inc., a Nevada corporation (the “Company”) entered into an amendment to a letter of intent (the “Brinton Amendment”) between the Company and DJ Brinton Lake, LLC, a Pennsylvania limited liability company (“Brinton”), dated as of January 27, 2015 (the “Brinton LOI”), pursuant to which the Company intends to acquire all, or substantially all, of the related assets of Brinton (the “Brinton Assets”). Pursuant to the Brinton LOI, the parties agreed that until March 31, 2015 (the “Expiration Date”), Brinton will not enter into negotiations with any third party for the sale of the Brinton Assets. Under the Brinton Amendment, the parties agreed to extend the Expiration Date until May 31, 2015. The remaining terms and conditions of the Brinton LOI remain unchanged.

On March 31, 2015, the Company also entered into an amendment to a letter of intent (the “King Amendment”) between the Company and DJR King of Prussia Plaza, Inc., a Pennsylvania corporation (“King”), dated as of January 27, 2015 (the “King LOI”), pursuant to which the Company intends to acquire all, or substantially all, of the related assets of King (the “King Assets”). Pursuant to the King LOI, the parties agreed that until March 31, 2015 (the “Expiration Date”), King will not enter into negotiations with any third party for the sale of the King Assets. Under the King Amendment, the parties agreed to extend the Expiration Date until May 31, 2015. The remaining terms and conditions of the King LOI remain unchanged.

On March 31, 2015, the Company also entered into an amendment to a letter of intent (the “Square Amendment”) between the Company and DJR Suburban Square, Inc., a Pennsylvania corporation (“Square”), dated as of January 27, 2015 (the “Square LOI”), pursuant to which the Company intends to acquire all, or substantially all, of the related assets of Square (the “Square Assets”). Pursuant to the Square LOI, the parties agreed that until March 31, 2015 (the “Expiration Date”), Square will not enter into negotiations with any third party for the sale of the Square Assets. Under the Square Amendment, the parties agreed to extend the Expiration Date until May 31, 2015. The remaining terms and conditions of the Square LOI remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015

THE GRILLED CHEESE TRUCK, INC.

/s/ Peter Goldstein
Name: Peter Goldstein
Title: Interim Chief Financial Officer